Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 9, 2013

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

    Effective January 9, 2013 Cadiz Inc. (“Cadiz” or the “Company”) revised its existing agreement with the firm of Brownstein Hyatt Farber Schreck LLP (“Brownstein”).  Under this agreement, Brownstein provides certain legal and advisory services to the Company, including the services of Mr. Scott Slater.  As previously disclosed, the Company had agreed to pay to Brownstein an amount of up to 1% of the net present value of the Cadiz Valley Water Conservation, Recovery and Storage Project (“Project”) as incentive compensation in consideration of the services provided by Brownstein under the original agreement.

    The revised agreement replaces the net present value based incentive compensation provisions of the original agreement with an agreement to issue up to a total of 400,000 shares of the Company’s common stock, with 100,000 shares earned upon the achievement of each of four enumerated milestones as follows:

    (i)           100,000 shares earned upon the execution of the revised agreement;

    (ii)           100,000 shares earned upon receipt by the Company of a final judicial order dismissing all legal challenges to the Final Environmental Impact Report for the Project;

    (iii)           100,000 shares earned upon the signing of binding agreements for more than 51% of the Project’s annual capacity; and

    (iv)           100,000 shares earned upon the commencement of construction of all of the major facilities contemplated in the Final Environmental Impact Report necessary for the completion and delivery of the Project.

    All shares earned upon achievement of any of the four milestones will be payable three years from the date earned.

    The agreement also provides for base cash compensation payments to Brownstein of $25,000 per month.

Item 3.02                      Unregistered Sales of Equity Securities

    The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

    The issuance of the shares described in Item 1.01 above was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act as the transaction did not involve a public offering, the number of investors was limited, the investor was provided with information about us, and the Company placed restrictions on the resale of the securities.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    Mr. Scott Slater, the current President of the Company, has been appointed to the additional role of Chief Executive Officer, effective February 1, 2013.  Mr. Keith Brackpool, a co-founder of the Company who has served as CEO since 1991, will remain as Chairman of the Board of Directors.

    A description of Mr. Slater’s background and qualifications can be found in the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders.

    As consideration for Mr. Slater’s agreement to act as the Company’s CEO, the Company will pay directly to Mr. Slater compensation of $25,000 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  January 11, 2013